UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio 43035
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 657-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e).

On December 12, 2013, The Delaware County Bank & Trust Company (the “Bank”) and DCB Financial Corp (“DCBF”), the parent holding company of the Bank, entered into an employment agreement extension (the “Employment Agreement Extension”) of its September 29, 2011 employment agreement with Ronald J. Seiffert, pursuant to which, as previously amended and extended (the “Original Agreement”), Mr. Seiffert serves as President and Chief Executive Officer of DCBF and the Bank. The Employment Agreement Extension, effective as of December 12, 2013 (the “Effective Date”), extends the term of Mr. Seiffert’s employment through January 1, 2016 (the “Extended Term”) and provides for the same terms and conditions as specified in the Original Agreement, except for (i) the Extended Term; (ii) the termination of country club membership and expenses; (iv) the extension of the severance payment period to include one year from the date of termination during the Extended Term upon a termination for other than just cause; and (v) the increase of the severance payment upon a change of control from “one times the average of the annual total base salary” to “three times the average of the annual total base salary.”

A copy of the Employment Agreement Extension is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

The following exhibit is furnished herewith:

Exhibit

Number	Exhibit Description
10.1	Extension of Employment Agreement dated December 12, 2013 by and between DCB Financial Corp, The Delaware County Bank and Trust Company and Ronald J. Seiffert

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DCB FINANCIAL CORP

Date: December 13, 2013
	By:	/s/ Ronald J. Seiffert
Ronald J. Seiffert
President and Chief Executive Officer